Exhibit 99.1

Press Release

Federated Investors, Inc. Reports First Quarter 2005 Earnings

•	Board Increases Quarterly Dividend by 20 percent to $ 0.15 per share

(PITTSBURGH, Pa., April 28, 2005) — Federated Investors, Inc. (NYSE: FII), one of the nation’s largest investment management companies, today reported earnings per diluted share from continuing operations of $0.07 for the quarter ended March 31, 2005 compared with $0.46 per share for the same quarter last year. Income from continuing operations was $7.2 million for Q1 2005 compared to $51.2 million for Q1 2004. Federated’s Q1 2005 results include a pretax charge to income of $52.9 million for various legal, regulatory and compliance matters, including an estimate of costs for the company’s anticipated settlement of governmental inquiries, which reduced earnings on a net basis by $0.38 per diluted share.

The company continues to have discussions with the Securities and Exchange Commission and the Office of the New York State Attorney General to resolve issues raised by past mutual fund trading activities. Federated is unable to estimate the full impact that any settlement proceedings may have on its consolidated results of operations, financial position or cash flows. As a result, additional material charges may be required.

Federated’s total managed assets were $179.0 billion at March 31, 2005, down $14.9 billion or eight percent from $193.9 billion at March 31, 2004 and down slightly from the $179.3 billion reported at December 31, 2004. Through its mutual funds and separately managed accounts, Federated managed $53.2 billion in equity and fixed-income assets as of March 31, 2005, a decrease of five percent from $55.9 billion as of March 31, 2004. Average managed assets for Q1 2005 were $179.4 billion, down $20.7 billion from $200.1 billion reported for Q1 2004 and $0.5 billion higher than the $178.9 billion in average managed assets reported for Q4 2004.

“While assets in Federated’s fixed-income and money market portfolios have been pressured over the last year by challenging market conditions, we continue to develop new products and solutions in these areas to help our clients and we continue to devote substantial resources into growing our equity business,” said J. Christopher Donahue, president and CEO. “The additional talent that Federated has dedicated to our equity investment process helped to provide solid performance in our equity products as measured against their benchmarks and peers during the first quarter.”

Contacts:

MEDIA	MEDIA	ANALYSTS
Meghan McAndrew	J.T. Tuskan	Ray Hanley
(412) 288-8103	(412) 288-7895	(412) 288-1920
mmcandrew@federatedinv.com	jtuskan@federatedinv.com	rhanley@federatedinv.com

Federated Investors Reports Q1 Earnings

April 28, 2005

Federated’s board of directors declared a quarterly dividend of $0.15 per share. The dividend is payable on May 13, 2005 to shareholders of record as of May 9, 2005. During Q1 2005, Federated purchased 674,100 shares of class B common stock for $19.4 million.

Federated’s equity assets increased to $28.3 billion at March 31, 2005, compared to $26.4 billion at March 31, 2004, but decreased from $29.0 billion at December 31, 2004 due primarily to challenging equity market conditions during the first quarter. Federated had $1.4 billion in gross equity fund sales and $124 million in net redemptions and exchanges for Q1 2005. “Federated continued to grow our managed account business as an equity product was added to another major distribution platform and our overall gross managed account sales remained strong during the quarter,” said Donahue.

Federated’s fixed-income assets were $24.9 billion at March 31, 2005, down $4.6 billion from March 31, 2004 and down $1.1 billion from December 31, 2004. Federated had $1.5 billion in gross fixed-income fund sales and $536 million in net redemptions and exchanges for Q1 2005.

Money market mutual fund and money market separately managed accounts totaled $125.7 billion at the end of Q1 2005, down $12.3 billion or nine percent from $138.0 billion at the end of Q1 2004 and up $1.4 billion from $124.3 billion at the end of Q4 2004. Money market mutual fund assets decreased to $109.9 billion at the end of Q1 2005, down 10 percent from $121.8 billion at the end of Q1 2004 and down slightly from $110.6 billion at the end of Q4 2004. During Q1 2005, Federated acquired $821 million in money market mutual fund assets through a conversion associated with Federated’s October 2004 agreement to acquire the cash management business of Alliance Capital Management L.P. Money market separate account assets were $15.9 billion at the end of Q1 2005, down two percent from $16.2 billion at the end of Q1 2004 and up $2.1 billion or 15 percent from the end of Q4 2004.

Financial Summary

For the quarter ended March 31, 2005, revenue decreased seven percent to $205.9 million as compared to $220.7 million for Q1 2004, primarily due to lower revenue on fixed-income and money market products, which was partially offset by an increase in revenue from equity products. For Q1 2005, Federated derived 40 percent of its revenue from equity assets, 38 percent from money market assets, 18 percent from fixed-income assets and four percent from other products.

Operating expenses for Q1 2005 of $176.5 million increased $44.1 million or 33 percent from $132.4 million for Q1 2004. The increase was primarily due to a $50.6 million charge recorded in “Other” operating expenses related to management’s estimate of additional costs for the company’s anticipated settlement of governmental inquiries. This settlement charge was partially offset by a net decrease in other operating expense line items.

Federated Investors Reports Q1 Earnings

April 28, 2005

Federated will host an earnings conference call at 9 a.m. Eastern on April 29, 2005. Investors are invited to listen to Federated’s Q1 earnings teleconference by calling 888-412-9259 (domestic) or 706-679-0848 (international) prior to the 9 a.m. start time for the teleconference. The call may also be accessed in real time on the Internet via the About Us section of FederatedInvestors.com. A replay will be available after 12:30 p.m. and until May 6, 2005 by calling 800-642-1687 (domestic) or 706-645-9291 (international) and entering code 5524279.

Federated Investors, Inc. is one of the largest investment managers in the United States, managing $179.0 billion in assets as of March 31, 2005. With 138 mutual funds and separately managed accounts in a wide range of investment strategies, Federated provides comprehensive investment management to nearly 5,700 institutions and intermediaries including corporations, government entities, insurance companies, foundations and endowments, banks and broker/dealers. Federated ranks in the top two percent of money market fund managers in the industry, the top five percent of fixed-income fund managers and the top six percent of equity fund managers1. For more information, visit FederatedInvestors.com.

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1 Strategic Insight, February 28, 2005. Based on assets in open-end funds.

Certain statements in this press release, such as those related to the development of new products and growth of the equity business, constitute forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the company, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Among other risks and uncertainties is the ability of the Company to increase sales as a result of new products it may create, the ability to increase sales of equity products and the risk factors discussed in the company’s annual and quarterly reports as filed with the Securities and Exchange Commission. Many of these factors may be more likely to occur as a result of the ongoing threat of terrorism. As a result, no assurance can be given as to future results, levels of activity, performance or achievements, and neither the company nor any other person assumes responsibility for the accuracy and completeness of such statements.

For more complete information on Federated funds, please visit FederatedInvestors.com for prospectuses. Investors should carefully consider the fund’s investment objectives, risks, charges, and expenses before investing. Information about these and other important subjects is in the fund’s prospectus, which should be read carefully before investing.

Federated Securities Corp. is distributor of the Federated funds.

Separately managed accounts are made available through Federated Investment Counseling, a registered investment advisor.

An investment in money market funds is neither insured nor guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Although money market funds seek to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in these funds.

Federated Investors Reports Q1 Earnings

April 28, 2005

Unaudited Condensed Consolidated Statements of Income

(in thousands, except per share data)

	Quarter Ended March 31,		% Change Q1 2004 to Q1 2005	Quarter Ended Dec. 31, 2004	% Change Q4 2004 to Q1 2005
	2005	2004
Revenue
Investment advisory fees, net	$134,879	$141,565	(5)%	$135,749	(1)%
Administrative service fees, net	30,056	35,739	(16)	32,073	(6)
Other service fees, net	39,178	41,473	(6)	38,365	2
Other, net	1,785	1,903	(6)	1,824	(2)

Total Revenue	205,898	220,680	(7)	208,011	(1)

Operating Expenses
Compensation and related	44,409	46,273	(4)	41,633	7
General and administrative
Marketing and distribution	38,354	41,499	(8)	37,062	3
Professional service fees	7,915	8,839	(10)	9,158	(14)
Office and occupancy	5,762	4,966	16	5,548	4
Systems and communications	4,596	5,153	(11)	4,599	—
Advertising and promotional	3,220	3,788	(15)	3,671	(12)
Travel and related	2,477	2,515	(2)	3,604	(31)
Other	53,656	2,410	2,126	22,014	144

Total general and administrative	115,980	69,170	68	85,656	35
Amortization of deferred sales commissions	13,599	14,313	(5)	13,913	(2)
Amortization of intangible assets	2,479	2,659	(7)	2,653	(7)

Total Operating Expenses	176,467	132,415	33	143,855	23

Operating Income	29,431	88,265	(67)	64,156	(54)

Nonoperating Income (Expenses)
Investment income, net	1,593	693	130	1,337	19
Debt expense—recourse	(83)	(92)	(10)	(84)	(1)
Debt expense—nonrecourse	(4,587)	(5,446)	(16)	(4,880)	(6)
Other, net	(44)	(89)	(51)	(25)	76

Total Nonoperating Expenses, net	(3,121)	(4,934)	(37)	(3,652)	(15)

Minority interest	2,449	2,511	(2)	2,484	(1)

Income from continuing operations before income taxes	23,861	80,820	(70)	58,020	(59)
Income tax provision	16,678	29,633	(44)	25,999	(36)

Income from continuing operations	7,183	51,187	(86)	32,021	(78)

Discontinued operations, net of tax	(155)	546	(128)	(275)	(44)

Net Income	$7,028	$51,733	(86)%	$31,746	(78)%

Earnings Per Share—Basic
Income from continuing operations	$0.07	$0.47	(85)%	$0.30	(77)%
(Loss) Income from discontinued operations	$(0.00)	$0.01	(100)%	$(0.00)	—

Net Income	$0.07	$0.48	(85)%	$0.30	(77)%

Earnings Per Share—Diluted
Income from continuing operations	$0.07	$0.46	(85)%	$0.29	(76)%
(Loss) Income from discontinued operations	$(0.00)	$0.00	—	$(0.00)	—

Net Income*	$0.06	$0.46	(87)%	$0.29	(79)%

Weighted-average shares outstanding
Basic	106,326	108,397		106,823

Diluted	108,322	111,945		108,933

Dividends declared per share	$0.125	$0.085		$0.125

*	May not sum due to rounding.

Federated Investors Reports Q1 Earnings

April 28, 2005

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	March 31, 2005	Dec. 31, 2004
Assets
Cash and other short-term investments	$275,325	$258,271
Other current assets	56,531	64,229
Deferred sales commissions, net	275,292	286,650
Intangible assets, net	320,882	311,974
Other long-term assets	32,548	33,564

Total Assets	$960,578	$954,688

Liabilities, Minority Interest and Shareholders’ Equity
Current liabilities	$210,320	$175,367
Long-term debt—recourse	—	8
Long-term debt—nonrecourse	275,969	284,915
Other long-term liabilities and minority interest	41,699	36,645
Shareholders’ equity excluding treasury stock	985,594	994,199
Treasury stock	(553,004)	(536,446)

Total Liabilities, Minority Interest and Shareholders’ Equity	$960,578	$954,688

Changes in Equity and Fixed-Income Fund Assets

(in millions)

	Quarter Ended March 31,
	2005	2004*
Equity Funds
Beginning Assets	$25,951	$22,817

Sales	1,379	1,963
Redemptions	(1,526)	(1,533)

Net (redemptions) sales	(147)	430
Net exchanges	23	64
Other**	(548)	683

Ending Assets	$25,279	$23,994

Fixed-Income Funds
Beginning Assets	$21,137	$24,004

Sales	1,485	2,624
Redemptions	(1,988)	(3,045)

Net redemptions	(503)	(421)
Net exchanges	(33)	(24)
Other**	(5)	265

Ending Assets	$20,596	$23,824

*	Certain amounts previously reported have been reclassified to conform to the current quarter’s presentation.
**	Includes changes in the market value of securities held by the funds, reinvested dividends and distributions and net investment income.

Federated Investors Reports Q1 Earnings

April 28, 2005

(in millions)

MANAGED ASSETS	March 31, 2005	Dec. 31, 2004	Sept. 30, 2004	June 30, 2004	March 31, 2004
By Asset Class
Equity	$28,345	$29,013	$26,217	$26,598	$26,399
Fixed-income	24,879	25,953	25,926	25,858	29,498
Money market	125,747	124,302	125,474	131,385	138,005

Total Managed Assets	$178,971	$179,268	$177,617	$183,841	$193,902

By Market
Trust	$84,681	$86,947	$86,968	$91,507	$91,951
Broker/dealer	49,283	47,706	45,103	45,570	47,982
Institutional	21,971	23,135	23,400	24,418	28,220
International	2,957	2,855	2,606	2,486	2,658
Other	20,079	18,625	19,540	19,860	23,091

Total Managed Assets	$178,971	$179,268	$177,617	$183,841	$193,902

By Product Type
Mutual Funds:
Equity	$25,279	$25,951	$23,589	$24,074	$23,994
Fixed-income	20,596	21,137	21,315	21,473	23,824
Money market	109,895	110,559	112,672	117,543	121,788

Total Fund Assets	$155,770	$157,647	$157,576	$163,090	$169,606

Separate Accounts:
Equity	$3,066	$3,062	$2,628	$2,524	$2,405
Fixed-income	4,283	4,816	4,611	4,385	5,674
Money market	15,852	13,743	12,802	13,842	16,217

Total Separate Accounts	$23,201	$21,621	$20,041	$20,751	$24,296

Total Managed Assets	$178,971	$179,268	$177,617	$183,841	$193,902

AVERAGE MANAGED ASSETS	March 31, 2005	Dec. 31, 2004	Sept. 30, 2004	June 30, 2004	March 31, 2004
By Asset Class
Equity	$28,558	$27,659	$25,746	$26,104	$26,394
Fixed-income	25,463	26,014	26,079	27,366	29,533
Money market	125,385	125,272	129,933	137,022	144,157

Total Avg. Assets	$179,406	$178,945	$181,758	$190,492	$200,084

By Product Type
Mutual Funds:
Equity	$25,521	$24,793	$23,207	$23,686	$23,623
Fixed-income	21,013	21,262	21,606	22,461	23,874
Money market	109,334	112,373	116,753	122,089	127,767

Total Avg. Fund Assets	$155,868	$158,428	$161,566	$168,236	$175,264

Separate Accounts:
Equity	$3,037	$2,866	$2,539	$2,418	$2,771
Fixed-income	4,450	4,752	4,473	4,905	5,659
Money market	16,051	12,899	13,180	14,933	16,390

Total Avg. Separate Acct.	$23,538	$20,517	$20,192	$22,256	$24,820

Total Avg. Assets	$179,406	$178,945	$181,758	$190,492	$200,084

	Quarter Ended
ADMINISTERED ASSETS	March 31, 2005	Dec. 31, 2004	Sept. 30, 2004	June 30, 2004	March 31, 2004
Period End	$18,169	$37,164	$36,289	$43,566	$43,660
Average	$19,365	$36,558	$41,024	$43,331	$43,920